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                                                                      EXHIBIT 21

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                       STATE OR OTHER JURISDICTION OF
NAME                                                    INCORPORATION OR ORGANIZATION
--------------------------------------------------     ------------------------------
Formcraft Holdings, Inc.                                     Delaware

Networkcar, Inc.                                             Delaware

Reyna Capital Corporation                                    Ohio
   -  Reyna Funding, L.L.C.                                  Ohio

Reynolds and Reynolds Austria GmbH                           Austria

Reynolds and Reynolds (Canada) Limited                       Ontario, Canada

Reynolds and Reynolds Company France GmbH                    France

Reynolds and Reynolds Dealer Services S.L.                   Spain

Reynolds and Reynolds GmbH                                   Germany
   (fka Incadea, GmbH)

Reynolds and Reynolds Holdings, Inc.                         Delaware

Reynolds and Reynolds Italy Srl.                             Italy

Reynolds and Reynolds Limited                                United Kingdom
   (fka Reynolds Transformation Solutions Limited)

Reynolds & Reynolds Netherlands B.V.                         Netherlands

Reynolds and Reynolds Sarl                                   Switzerland

Reynolds Partsco Holdings, Inc.                              Delaware

Reynolds Transformation Services, Inc.                       Delaware
   -  The Automark Group, LLC                                Delaware
   -  L.S.I., LLC                                            Delaware

Reynolds Vehicle Registration, Inc.                          Ohio
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